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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registration ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy ☐ Statement ☐

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

SUN-TIMES MEDIA GROUP INC.

(Name of Registrant as Specified In Its Charter)

Davidson Kempner Capital Management LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On November 20, 2008, Davidson Kempner Capital Management LLC (“DKCM”) issued a press release announcing that it filed a Preliminary Consent Statement on Schedule 14A (the “Preliminary Consent Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), in connection the solicitation of consents by DKCM and certain of its affiliated entities and persons from holders of shares of Class A Common Stock, par value $0.01 per share, of Sun-Times Media Group Inc., a Delaware corporation (the “Issuer”) to, among other things, remove each member of the Board of Directors of the Issuer (the “Board”) other than Robert B. Poile and fill each of the four newly created vacancies in the Board with persons nominated by DKCM’s affiliates. The Preliminary Consent Statement may be amended prior to its use and is not yet in definitive form.

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Exhibits
Exhibit 1	—	Press Release, dated November 20, 2008